As filed with the Securities and Exchange Commission on July 13, 2007

Registration No. 333-125677

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0511037
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Travis Tower

1301 Travis, Suite 2000

Houston, Texas 77002

(713) 654-8960

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael G. Long

Executive Vice President, Chief Financial Officer and Treasurer

Edge Petroleum Corporation

1301 Travis, Suite 2000

Houston, Texas 77002

(713) 654-8960

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy  to:

Gene J. Oshman

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana

Houston, Texas  77002

(713) 229-1178

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

REMOVAL OF SECURITIES FROM REGISTRATION

Edge Petroleum Corporation, a Delaware corporation (“Edge”), filed a Registration Statement on Form S-3 on June 9, 2005 (Registration No. 333-125677), as amended on June 28, 2005 (as thereby amended, the “Registration Statement”), to register for issuance $390,000,000 of its Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock and Warrants (collectively, the “Securities”). The Registration Statement was declared effective by the Securities and Exchange Commission on July 1, 2005. Shares of Common Stock, par value $0.01 per share, with an aggregate price to the public of $144,756,250, and shares of Preferred Stock, par value $0.01 per share, with an aggregate price to the public of $143,750,000 were sold under the Registration Statement. Pursuant to Rule 457(p) under the Securities Act, $26,083,263 of Securities originally registered for issuance pursuant to the Registration Statement were deregistered in connection with the offset of a portion of the filing fee for Edge’s Registration Statement on Form S-3 (Registration No. 333-143474) with a portion of the filing fee paid with the Registration Statement. Edge is filing this Post-Effective Amendment No. 1 to deregister the $75,410,487 of its Securities that remain unsold under the Registration Statement as of the date of filing of this Post-Effective Amendment No. 1. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 13, 2007.

EDGE PETROLEUM CORPORATION

By:	/s/ Michael G. Long
Michael G. Long
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on July 13, 2007.

EDGE PETROLEUM CORPORATION

	SIGNATURE	TITLE

*
	John W. Elias	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

/s/ Michael G. Long
	Michael G. Long	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)

*
	Thurmon M. Andress	Director

*
	Vincent S. Andrews	Director

*
	Jonathan M. Clarkson	Director

*
	Michael A. Creel	Director

*
	John Sfondrini	Director

*
	Robert W. Shower	Director

*
	David F. Work	Director

*By:	/s/ Michael G. Long
Michael G. Long
(Attorney-in-Fact)